UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2006

LEXAR MEDIA, INC.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-31103 (Commission File Number)	33-0723123 (IRS Employer Identification No.)

47300 Bayside Parkway, Fremont, California (Address of principal executive offices)	94538 (Zip Code)
(510) 413-1200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 10, 2006, the Compensation Committee of the Board of Directors of Lexar Media, Inc. (the “Company”) approved 2006 base salaries and cash bonuses for 2005 for certain of the Company’s named executive officers, as follows:

Name and Position of	Base Salary	Cash Bonus
Executive Officer	for 2006	for 2005
Eric B. Stang, President, Chief Executive Officer and Chairman of the Board of Directors	$415,000	$300,000
Petro Estakhri, Chief Technology Officer and Executive Vice President, Engineering	415,000	300,000
Eric S. Whitaker Executive Vice President Corporate Strategy, General Counsel and Secretary	311,000	200,000
On February 10, 2006, the Board of Directors of the Company amended the Company’s 2000 Equity Incentive Plan (the “Plan”) to reduce from 25,000 shares to 20,000 shares the number of shares underlying options that are automatically granted under the Plan to each non-employee director immediately following each annual meeting of the Company’s stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.
Date: February 16, 2006	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Executive Vice President and Chief Financial Officer